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PROXY

                          SELIGMAN TAX-AWARE FUND, INC.
                       100 Park Avenue, New York, NY 10017

                           * * * CONTROL NUMBER: * * *

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Meeting and Proxy Statement for the Special Meeting of Shareholders of SELIGMAN TAX-AWARE FUND, INC., to be held April 22, 2003 and appoints PAUL B. GOUCHER, FRANK J. NASTA and BRIAN T. ZINO (and each of them) proxies, with power of substitution, to attend the Special Meeting (and adjournments thereof) and vote all shares the undersigned is entitled to vote upon the matters indicated on the reverse side and on any other business that may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned. If no instructions are given, your proxies will vote FOR the Proposal. THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS. Your Vote is Important. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an X in the box. (Continued on the reverse side)

                                   DATED
                                         ---------------------------, 2003

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                                   Signature

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                                   Signature

                                   Please sign exactly as your name(s) appear(s) on this proxy. Only one signature is required in case of a joint account. When signing in a representative capacity, please give title.

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Please fill in box(es) as shown using black or blue ink or number 2 pencil. (X)
PLEASE DO NOT USE FINE POINT PENS.

         The Board of Directors recommends that you vote FOR Proposal 1.

                                                     FOR     AGAINST     ABSTAIN
1.  To approve an Agreement and Plan of Acquisition  [ ]       [ ]         [ ]
    and Liquidation whereby the assets and
    liabilities of Seligman Tax-Aware Fund would be acquired by Seligman Growth Fund in exchange for shares of Seligman Growth Fund, and the shares so received will be distributed to shareholders of Seligman Tax-Aware Fund.


                             YOUR VOTE IS IMPORTANT.

         Please complete, sign and return this card as soon as possible.

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